UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2007, Getty Images, Inc. (the “Company”) received notice from Jack Sansolo, Senior Vice President (SVP) of Marketing and a named executive officer of the Company, that he would retire from the Company on June 1, 2007. On the same date, the Company entered into a verbal agreement with Dr. Sansolo, which was signed on May 4, 2007 (the “Agreement”), to provide him certain benefits upon his retirement. In exchange for six month non-compete and non-solicitation agreements, Dr. Sansolo will receive approximately $275,000 in cash, representing: six months’ base salary; 50% of his accrued 2007 non-sales bonus; 25% of his target non-sales bonus for 2008; and health and life insurance premiums for coverage for approximately one year beyond his date of retirement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As discussed under Item 1.01 above, on June 1, 2007, Jack Sansolo, SVP of Marketing, will retire from the Company, at which time his employment agreement will terminate. This agreement is a material definitive agreement of the Company, previously filed as Exhibit 10.29 to our 2005 Annual Report on Form 10-K.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

See the disclosure provided under Item 1.01 above for the disclosure required under this Item.

ITEM 8.01.	OTHER EVENTS

On May 4, 2007, the Board of Directors of the Company approved the promotion of Bruce Livingstone (the founder and Chief Executive Officer of iStockphoto) to an executive officer position effective May 7, 2007.

Also on May 4, 2007, the Company acquired substantially all of the assets of Evolvs Media Inc., a company owned and controlled by Mr. Livingstone for a purchase price of $395,000 CAD (approximately $348,000 USD) and assumed an existing agreement for the lease of office space in Calgary, Canada where the acquired company operates. The leased building is owned by Mr. Livingstone through a holding company and is leased by the acquired company for approximately $60,000 CAD (approximately $50,000 USD) per year for a term of 6 years.

The Company also intends to acquire all or substantially all of the assets of Paper Thin Walls Inc., another company owned primarily by Mr. Livingstone, for a purchase price of $965,000 CAD (approximately $850,000 USD). The current intent is that this transaction will close in June 2007.

2

As with all of the Company’s senior executives, Mr. Livingstone is subject to the Company’s Code of Ethics and Code of Business Conduct (which can be found in the corporate governance section of our website www.gettyimages.com). Upon management’s recommendation, the Board of Directors waived the provisions in the Company’s Code of Ethics and Code of Business Conduct that prohibit conflicts of interest between the private interests of an employee with the interests of the Company, as well as the appearance of any such conflicts, as they apply to the Company’s transactions involving Evolvs Media Inc. and Paper Thin Walls Inc., as described above. The Board waived these provisions after concluding that the proposed transactions involving Mr. Livingstone are in the best interests of the Company, will help support and accelerate the Company’s strategy, and involves a relatively small amount of money.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release between Jack Sansolo and Getty Images, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer

Date: May 9, 2007

4